Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

NeuroSense Therapeutics Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share		457(o)		$			$0.0001381	$					$
Fees to be Paid	Other	Warrants		457(o)					0.0001381
Fees to be Paid	Other	Subscription Rights		457(o)					0.0001381
Fees to be Paid	Other	Debt Securities		457(o)					0.0001381
Fees to be Paid	Other	Units		457(o)					0.0001381
Fees to be Paid	Unallocated (Universal) Shelf	-	(1)	457(o)				150,000,000.00	0.0001381		20,715.00
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, no par value per share		415(a)(6)
Carry Forward Securities	Other	Warrants		415(a)(6)
Carry Forward Securities	Other	Subscription Rights		415(a)(6)
Carry Forward Securities	Other	Debt Securities		415(a)(6)
Carry Forward Securities	Other	Units		415(a)(6)
Carry Forward Securities	Unallocated (Universal) Shelf	-	(2)	415(a)(6)		$	$			$					$

Total Offering Amounts:								$150,000,000.00			20,715.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											9,453.00
Net Fee Due:											$11,262.00

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Offering Note(s)

(1)	There is being registered hereunder an unspecified number of shares of (a) common stock, (b) warrants to purchase common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $150,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that so long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended at the statutory rate of $138.10 per million of the maximum aggregate offering price in effect at the time of filing.
(2)	There is being registered hereunder an unspecified number of shares of (a) common stock, (b) warrants to purchase common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $150,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $85,778,066 of unsold securities (the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form F-3 (File No. 333-269306) (the “Prior Registration Statement”), which was declared effective on January 30, 2023. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $11,020 with respect to an aggregate of $100,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $9,453 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6).

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Neurosense Therapeutics Ltd.		F-3	333-269306	01/19/2023		$9,453.00	Equity	Common Stock, Warrants and Units		$85,778,066.00	$
Fee Offset Sources	Neurosense Therapeutics Ltd.		F-3	333-269306		01/19/2023							9,453.00